Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 7, 2007 relating to the financial statements of SemGroup Energy Partners, L.P. Predecessor and to our report dated March 7, 2007 related to the balance sheet of SemGroup Energy Partners, G.P. L.L.C. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

January 18, 2008